Exhibit 23.3
Consent of Ernst & Young LLP
Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 27, 2006, with respect to the consolidated financial statements of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.) included in Amendment No. 2 to the Registration Statement (Form S-1 No.333-146674) and related Prospectus of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.) for the registration of 13,120,000 shares of its common stock.

Palo Alto, California	/s/ Ernst & Young LLP
December 6, 2007